Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 23, 2025 (except for the fourth paragraph of Note 12, as to which the date is July 15, 2025), in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-288339) and related Prospectus of Carlsmed, Inc. for the registration of 6,700,000 shares of its common stock.

/s/ Ernst & Young LLP

San Diego, California

July 15, 2025